UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 15, 2011

VIROPHARMA INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

DELAWARE (State or Other Jurisdiction of Incorporation or Organization)	0-021699 (Commission File Number)	23-2789550 (I.R.S. Employer Identification Number)

730 STOCKTON DRIVE, EXTON, PENNSYLVANIA (Address of Principal Executive Offices)	19341 (Zip Code)

(610) 458-7300

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01. Other Events.

On April 15, 2011, the United States District Court for the District of Columbia (the “Court”) granted a motion to dismiss an action brought by ViroPharma Incorporated (the “Company”) for declaratory relief (the “Complaint”) against the Food and Drug Administration, Margaret A. Hamburg, M.D., in her official capacity as Commissioner of Food and Drug Administration, the United States Department of Health and Human Services (“HHS”), and Kathleen Sebelius, in her official capacity as Secretary of HHS, (collectively “FDA”). Pursuant to the Complaint, ViroPharma sought review under the Administrative Procedure Act (“APA”) of the FDA’s decision to change its regulations to abandon its longstanding rule that applicants for an Abbreviated New Drug Application (“ANDA”) seeking a waiver of a demonstration of bioequivalence by in vivo evidence must satisfy one of the enumerated waiver criteria set forth in 21 C.F.R. § 320.22. ViroPharma had requested that the Court determine that (i) the plain reading of FDA’s regulations requires an ANDA applicant seeking a waiver of the in vivo bioequivalence testing requirement to first meet one of the criteria set forth in 21 C.F.R. § 320.22 and (ii) FDA’s amendment of its regulations governing waiver of submission of in vivo bioequivalence evidence, without engaging in notice-and-comment rulemaking, violates 5 U.S.C. § 553 of the APA and was therefore invalid. The Court did not address these arguments but instead granted the motion to dismiss brought by the defendants on a basis of a lack of standing. ViroPharma is considering its alternatives following this decision.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIROPHARMA INCORPORATED

Date: April 15, 2011	By:	/s/ J. Peter Wolf J. Peter Wolf Vice President, General Counsel and Secretary